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                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement"), dated as of ____________, 2000, is by and between COMMUNITY BANK, N.A., a national banking association (the "Bank"), and PAUL M. CANTWELL, JR. ("Consultant").

                                    RECITALS

     WHEREAS, on the date hereof, The Citizens National Bank of Malone ("Citizens") is merging with and into the Bank pursuant to that certain Agreement and Plan of Merger, dated as of September 26, 2000 (the "Merger Agreement"), by and among Citizens, the Bank and Community Bank System, Inc., the parent company of the Bank ("Parent");

     WHEREAS, Consultant is the President of Citizens, as well as a shareholder thereof;

     WHEREAS, pursuant to the Merger Agreement, Consultant will be appointed as a director to the respective Boards of Directors of the Bank and Parent;

     WHEREAS, Consultant is familiar with Citizens, its operations, customers and business, and the markets served by Citizens;

     WHEREAS, following consummation of the transactions contemplated by the Merger Agreement, Consultant will not be employed by the Bank; and

     WHEREAS, because of the Consultant's familiarity with Citizens, its operations, customers and business, and the markets served by Citizens, the Bank wishes to retain Consultant to provide consulting services, and Consultant wishes to provided such services to the Bank, in each case in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on the terms and conditions hereinafter set forth, the Bank and Consultant hereby agree as follows:

     1. Consulting. The Bank hereby retains Consultant as a consultant, and Consultant hereby agrees to serve as a consultant for the Bank, upon the terms and conditions hereinafter set forth.

     2. Term of Engagement. The term of this Agreement shall commence on the date hereof and shall terminate on the fifth anniversary date thereof (the "Term"), unless terminated earlier by the Bank for "Cause" or by Consultant for any reason. For purposes of this Agreement, "Cause" means (i) any willful act of misconduct (including any misappropriation or theft of the property belonging to the Bank or its affiliates) or disloyalty by Consultant which is, or could reasonably be expected to be, materially adverse to the Bank or its affiliates;
(ii) a criminal conviction of, or plea of no contest by Consultant for, any commission of a felony, or (iii) the failure by Consultant to perform his express obligations under this Agreement, which failure is not cured within 30 days after a written demand for performance is given by the Bank to Consultant. This Agreement will also automatically terminate upon Consultant's death.
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     3. Compensation and Benefits.

                  (a) Fee. For services performed hereunder, Consultant will be compensated at the rate of FIFTY THOUSAND DOLLARS ($50,000) per annum, payable on at least a monthly basis and, to the extent applicable, such compensation shall be "grossed up" for any social security or Medicare taxes (but not for any Federal, state or local income tax) payable thereon by Consultant.

                  (b) Life Insurance. During the term of this Agreement, the Bank agrees to use its commercially reasonable efforts to obtain and maintain a life insurance policy on the life of Consultant for the benefit of one or more beneficiaries designated by Consultant. The Bank shall pay all premiums payable under such policy. The coverage under such policy shall be in an amount equal to or exceeding the remaining fees payable under Section 3(a) during the Term (the "Minimum Coverage"). Consultant agrees to cooperate reasonably with the Bank and its insurance carrier to obtain such a policy and, if necessary, to submit to reasonable health examinations by physicians. Consultant agrees that, at the Bank's sole option, such policy may be a "split-dollar" policy, whereby the Bank and the beneficiaries designated by Consultants would all be payees thereunder, provided that the amount payable to Consultant's beneficiaries is no less than the Minimum Coverage.

                  (c) Health Insurance. The Bank agrees to provide coverage to Consultant and his spouse under the Bank's group health insurance policy through age 65 on the same basis as employees of the Bank. The Bank will allow Consultant and his spouse to continue health insurance benefits after age 65 under the Bank's health insurance program on the same basis as retirees of the Bank. Consultant agrees to pay a portion of the premium for such coverage which is typically paid by retirees of the Bank under the policy.

     4. Duties and Compensation. Consultant shall provide consulting services to the Bank and its subsidiaries on a part-time "as needed" basis, at the times and in the manner such services are reasonably assigned to Consultant by the Bank consistent with the purpose set forth in the next sentence; provided, however, that, without his consent, Consultant shall not be required to provide services hereunder exceeding 250 hours per annum in the aggregate. The parties intend that the consulting services to be provided hereunder shall be for the purpose of facilitating the transition of Citizens' business and operations to the Bank, developing new business opportunities in the market areas served by Citizens, and advising the Bank regarding corporate and business matters. Consultant will devote his knowledge, energy, skills and appropriate time to perform his duties hereunder. During the term of this Agreement, Consultant shall refrain from providing consulting or advisory services to any bank or financial institution which competes with the Bank in any market served by Citizens prior to the merger of Citizens and the Bank.

     5. Business Expenses. Consultant is authorized to incur reasonable and necessary business expenses in performing his duties under this Agreement. For this purpose, the Bank agrees to reimburse Consultant for such expenses, upon presentation of appropriate expense vouchers or receipts to the President and CEO of the Bank in accordance with the Bank's reimbursement practices.

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     6. Status of Consultant. Consultant shall at all times be an independent contractor of the Bank and shall not be deemed an employee of the Bank for any purpose. Except as necessary to perform its duties under this Agreement, Consultant shall have no authority to act for or represent the Company. Except as expressly provided herein, Consultant shall not be entitled to any of the benefits provided by the Bank to its employees, including, without limitation, workers' compensation coverage, unemployment insurance, group health or life insurance, or pension benefits. Consultant hereby acknowledges and agrees that he will be responsible for his own Federal, state and local withholding and income taxes relating to any compensation or benefits provided under this Agreement.

     7. Notice. Any notices to be sent to any party to this Agreement shall be deemed to have been duly given if sent by certified mail, return receipt requested, or via a nationally recognized overnight courier with receipt confirmed, or by telecopy, to the party to which it is directed, addressed as follows:

                  If to Consultant, to:

                           Paul M. Cantwell, Jr.
                           Cantwell & Cantwell
                           12 Elm Street
                           Malone, New York 12953
                           Telecopy: (518) 445-2997

                  If to the Bank, to:

                           Community Bank, N.A.
                           5790 Widewaters Parkway
                           DeWitt, New York 13214
                           Attention: President and Chief Executive Officer
                           Telecopy: (315) 445-2997

The address to which such communication shall be sent may be changed by either party hereto from time to time by notice provided in accordance with this Agreement.

     8. Entire Agreement. This Agreement embodies the entire understanding of the parties and there are no promises, terms, conditions or obligations, or other expressed or implied agreements, other than those contained herein. No change to or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

     9. Governing Law; Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the principles of conflict of laws thereof. If any provisions of this Agreement shall be deemed to be unenforceable, the remaining provisions shall, to the extent possible, be carried into effect taking into account the general purposes of this Agreement.

     10. Waiver. Failure on the part of either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term,

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covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     11. Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Bank and Consultant, their respective heirs, administrators, executors, legal representatives, successors and assigns. Consultant is being retained because of his special capabilities and qualifications; therefore, none of his obligations or duties hereunder may be assigned to any other person or entity.

     12. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument. Facsimile signatures shall have the effect of actual signatures for purposes of this Agreement.

     In Witness Whereof, the parties have executed this Agreement as of the date first written above.


                              COMMUNITY BANK, N.A.

                              By:
                                 ----------------------------------------------
                                 Name:  Sanford A. Belden
                                 Title:  President and Chief Executive Officer



                              -------------------------------------------------
                                     PAUL M. CANTWELL, JR.



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